SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2008

Intelsat Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22531	95-4607698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 International Drive NW, Washington, D.C.		20008
(Address of Principal Executive Offices)		(Zip Code)

(202) 944-6800

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Intelsat Corporation Unsecured Credit Agreements

On May 2, 2008, Intelsat Corporation, an indirect wholly-owned subsidiary of Intelsat, Ltd., borrowed (i) a $658,119,030 term loan due 2014 pursuant to a new $658,119,030 Senior Unsecured Credit Agreement (the “2014 Unsecured Credit Agreement”) by and among Intelsat Corporation, as the Borrower, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers, and the other parties thereto, and (ii) a $580,719,700 term loan due 2016 pursuant to a new $580,719,700 Senior Unsecured Credit Agreement (the “2016 Unsecured Credit Agreement” and, together with the 2014 Unsecured Credit Agreement, the “Intelsat Corp Unsecured Credit Agreements”) by and among Intelsat Corporation, as the Borrower, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers, and the other parties thereto. Proceeds from the 2014 Unsecured Credit Agreement and the 2016 Unsecured Credit Agreement were used to fund the Intelsat Corp Change of Control Offers (described below under Item 8.01) with respect to Intelsat Corporation’s outstanding 9% Senior Notes due 2014 (the “2014 Senior Notes”) and outstanding 9% Senior Notes due 2016 (the “2016 Senior Notes” and, together with the 2014 Senior Notes, the “Intelsat Corp Senior Notes”), respectively.

The term loan borrowings under the 2014 Unsecured Credit Agreement and the 2016 Unsecured Credit Agreement will each bear interest at a rate per annum equal to 9¼%. Obligations under the Intelsat Corp Unsecured Credit Agreements are guaranteed by certain of Intelsat Corporation’s subsidiaries.

The Intelsat Corp Unsecured Credit Agreements contain covenants which include, among other things: a limitation on Intelsat Corporation’s and its restricted subsidiaries’ ability to incur additional debt or issue disqualified or preferred stock; a limitation on Intelsat Corporation’s and its restricted subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Corporation’s and its restricted subsidiaries’ ability to make certain investments; a limitation on Intelsat Corporation’s and its restricted subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation and sale of assets applicable to Intelsat Corporation and its restricted subsidiaries; and a limitation on Intelsat Corporation’s and its restricted subsidiaries’ ability to incur liens on any of Intelsat Corporation’s assets securing other indebtedness.

The Intelsat Corp Unsecured Credit Agreements also contain events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; default in the performance of any covenant in the Intelsat Corp Unsecured Credit Agreements that continues for more than 60 days after notice of default has been provided to Intelsat Corporation; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat Corporation or a significant subsidiary thereof having a principal amount in excess of $50 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat Corporation or a significant subsidiary thereof having a principal amount in excess of $50 million; failure by Intelsat Corporation or a significant subsidiary to pay final judgments aggregating in excess of $50 million, which judgments are not discharged, waived or stayed for 60 days; certain events of bankruptcy, insolvency or reorganization of Intelsat Corporation or a significant subsidiary thereof; or any guarantee of a significant subsidiary which ceases to be in full force and effect.

The 2014 Unsecured Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The 2016 Unsecured Credit Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The financial institutions party to the Intelsat Corp Credit Agreements or their affiliates are also parties to Intelsat Subsidiary Holding Company, Ltd.’s 8.50% $883,346,000 Senior Unsecured Credit Agreement dated May 2, 2008 and 8.875% $681,012,700 Senior Unsecured Credit Agreement dated May 2, 2008, Intelsat (Bermuda), Ltd.’s $2,805,000,000 Senior Unsecured Bridge Loan Credit Agreement dated February 4, 2008 and Intelsat (Bermuda), Ltd.’s $2,155,000,000 Senior Unsecured Bridge Loan Credit Agreement dated February 4, 2008, and Intelsat Corporation’s Joinder Agreement dated February 4, 2008, and act as lenders and agents as specified in those agreements. In addition, entities which we believe to be affiliated with Credit Suisse and Banc of America own, indirectly, a portion of the equity in Intelsat Holdings, Ltd.

Item 8.01	Other Events.

Completion of Intelsat Corporation Change of Control Offers

        On May 2, 2008, Intelsat Corporation completed the repurchase of $651,603,000 principal amount of its outstanding 2014 Senior Notes and $574,970,000 principal amount of its outstanding 2016 Senior Notes. Intelsat Corporation had commenced offers to purchase the Senior Notes (the “Intelsat Corp Change of Control Offers”) on March 5, 2008, because as previously reported, completion of the acquisition of Intelsat Holdings, Ltd., the indirect parent of Intelsat Corporation, by Intelsat Global Subsidiary, Ltd. (formerly known as Serafina Acquisition Limited), a direct wholly-owned subsidiary of Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited), an entity formed by funds advised by BC Partners Holdings Limited, Silver Lake Partners and certain other equity investors, on February 4, 2008 resulted in a change of control under the indentures governing the Intelsat Corp Senior Notes. In accordance with the terms of the Intelsat Corp Change of Control Offers, all Intelsat Corp Senior Notes tendered and not withdrawn by the expiration date were repurchased at a price equal to 101% of their principal amount, plus accrued and unpaid interest. Intelsat Corporation used the proceeds of the term loan borrowing under the 2014 Unsecured Credit Agreement and the term loan borrowing under the 2016 Unsecured Credit Agreement to fund the repurchase of the $651,603,000 principal amount of 2014 Senior Notes and $574,970,000 principal amount of 2016 Senior Notes tendered, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	9¼% $658,119,030 Senior Unsecured Credit Agreement, dated May 2, 2008, by and among Intelsat Corporation, as the Borrower, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, and the other parties thereto (incorporated by reference to Exhibit 10.3 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on May 5, 2008).

10.2	9¼% $580,719,700 Senior Unsecured Credit Agreement, dated May 2, 2008, by and among Intelsat Corporation, as the Borrower, the several lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, and the other parties thereto (incorporated by reference to Exhibit 10.4 of Intelsat, Ltd.’s Report on Form 8-K, File No. 000-50262, filed on May 5, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2008

INTELSAT CORPORATION

By:	/s/ Jeffrey Freimark
Name:	Jeffrey Freimark
Title:	Chief Financial Officer